 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2016 relating to the financial statements, which appears in NeuroDerm Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2015.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
March 30, 2016	Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited